Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS
OF
LEVEL 3 COMMUNICATIONS, INC.

ARTICLE I.
OFFICES

SECTION 1.1.  REGISTERED OFFICE AND AGENT. The registered office of Level 3 Communications, Inc. (the “Corporation”) is at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at that address is Corporation Trust Company.

SECTION 1.2.  OTHER OFFICES. The Corporation may have other offices from time to time as the directors may designate or as the business may require.

ARTICLE II.
STOCKHOLDERS

SECTION 2.1.  ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such place, date, and time as is designated by the Board of Directors. At this meeting, directors shall be elected and any other proper business may be transacted.

SECTION 2.2.  SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called for any purpose or purposes by the Chairman of the Board, the President and Chief Executive Officer or by a majority of the directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

SECTION 2.3.  PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by those calling the meeting.

SECTION 2.4.  NOTICES OF MEETINGS. A written notice shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before each annual or special meeting. The notice shall state the place, date, and hour of the meeting. The notice of a special meeting shall state the purposes for which the meeting has been called. Written notices may be given by either personal delivery or mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. No notice is required to be given to a stockholder to whom notices of two consecutive annual meetings (and any other written notice sent between those meetings) have been mailed addressed to that person at the person’s address as shown on the corporate records and have been returned undeliverable.  In addition, notice is permitted to be given by any means and in any manner that is permitted by the General Corporation Law of the State of Delaware, from time to time.

SECTION 2.5.  WAIVER OF NOTICE. A written waiver, signed by a stockholder, whether before or after an annual or special meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, without objection to the notice, whether in person or by proxy, at an annual or special meeting shall constitute waiver of notice of such meeting.

SECTION 2.6.  VOTING LIST. At least ten days before each stockholders’ meeting, the Secretary shall prepare a complete list of stockholders entitled to vote at the meeting. Arranged in alphabetical order, the list shall show the name, address, and number of shares of each stockholder entitled to vote. For at least 10 days before the meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal business office of the Corporation located in Broomfield, Colorado. The list shall also be available at the meeting for inspection by any stockholder present.

SECTION 2.7.  RECORD DATE. The Board of Directors may fix a record date to determine which stockholders are entitled to:  (a) notice of a stockholders’ meeting; (b) vote at a stockholders’ meeting; (c) receive payment for a dividend; (d) receive a distribution or allotment of rights; (e) exercise any rights in respect of any change, conversion, or exchange of stock; or (f) notice for the purpose of any other lawful action. The record date shall not be less than 10 nor more than 60 days before any such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.8.  PROXY. Each stockholder eligible to vote may authorize another person or persons to act for that stockholder by proxy. No proxy shall be valid after three years from its date, unless the proxy provides for a longer period.

SECTION 2.9.  VOTING RIGHTS. Unless otherwise provided in the Corporation’s Restated Certificate of Incorporation, each stockholder eligible to vote shall have one vote for each share of capital stock held by such stockholder.

SECTION 2.10.  QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Unless otherwise required by these By-laws, the Corporation’s Restated Certificate of Incorporation or by statute, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. However, if less than a quorum but more than one-third of all shares eligible to vote is present at a scheduled meeting, a majority of the shares present may adjourn the scheduled meeting.

SECTION 2.11.  ADJOURNED MEETINGS. No new notice is required if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken and if the adjournment is for not more than 30 days. At an adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting.

SECTION 2.12.  NO ACTION WITHOUT A MEETING. Any action required or permitted at a stockholders’ meeting may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, and may not be taken by a written consent of the stockholders.

SECTION 2.13.  CONDUCT OF MEETINGS.

(a)  The President and Chief Executive Officer of the Corporation shall preside at each meeting of the stockholders. In the absence of the President and Chief Executive Officer, the meeting shall be chaired by an other officer of the Corporation in accordance with the following order: Chairman of the Board, any Executive Vice President, any Senior Vice President and any Vice President. In the absence of any of such officers, the meeting shall be chaired by a person chosen by a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, who shall act as chairman. The Secretary or in the Secretary’s absence an Assistant Secretary or a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)  The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are necessary, appropriate or convenient for the proper conduct of the meeting including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the ballot. Unless, and to the extent, determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 2.14.  ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT STOCKHOLDER MEETINGS.

(a)  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this section.

(b)  In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

(c)  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

(d)  To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the beneficial owners, if any, on whose behalf the business is being submitted and, if such stockholder or beneficial owner is an entity, as to each director, executive, general partner, managing member or control person of such entity (any such individual, person or control person, a “control person”), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owners and control persons, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such stockholder or beneficial owner or control person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, swaps, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder and such beneficial owners and control persons, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such stockholder or such beneficial owners or control persons with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (v) a representation that such stockholder will comply with the provisions of Section 2.14(e) in further updating or supplementing any notice of business proposed to be brought before the annual meeting and (vi) any other information relating to such stockholder and such beneficial owners and control persons that would be required to be disclosed in a proxy statement or filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

(e)  A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at its principal executive offices not later than 5 business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

(f)  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g)  Nothing contained in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act (or any successor provision of law).

ARTICLE III.
DIRECTORS

SECTION 3.1.  GENERAL POWERS. The business and affairs of this Corporation shall be managed by its Board of Directors.

SECTION 3.2.  NUMBER AND QUALIFICATIONS. The Board of Directors shall fix, by resolution from time to time, the number of directors which shall constitute the whole Board of Directors; provided, however, that such number shall be no fewer than six and no more than fifteen. Directors need not be stockholders.

SECTION 3.3.  ELECTION AND TERM.

(a)  At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to these By-laws, the directors shall be elected to hold office for a term of one (1) year and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall be elected by a majority of the votes cast with respect to that director; provided, however, that in a contested election, directors shall be elected by a plurality of the votes cast.  For purposes of this section, (i) a “majority of votes cast” means that the number of votes “for” a nominee’s election exceeds the sum of the number of votes cast as “withheld” with respect to that nominee’s election plus the number of votes cast as “against” with respect to that nominee’s election and (ii) a “contested election” means that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directorships to be filled.  If a nominee for director who is not an incumbent director fails to receive a majority of the votes cast, that nominee shall not be elected.

(b)  If an incumbent director fails to receive the number of votes required for reelection, such incumbent director must submit to the Board of Directors promptly after the certification of the election results a letter offering to resign from the Board of Directors (a “Resignation Offer”). The committee of the Board of Directors responsible for director nominations (in all cases excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include, without limitation, the stated reason or reasons why stockholders voted against such director’s reelection, the qualifications of the director (including, for example, whether the director is an “audit committee financial expert”), and whether accepting the resignation would cause the Corporation to fail to meet any applicable listing standards or would violate state law. Such committee will make a recommendation to the Board of Directors whether to accept the Resignation Offer, reject the Resignation Offer, or take other action. The Board of Directors will consider the committee’s recommendation and shall promptly disclose its decision and, if applicable, the reasons for rejecting the Resignation Offer in a filing with the U.S. Securities and Exchange Commission.

SECTION 3.4.  VACANCIES. Vacancies, however resulting, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill such a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders of the Corporation.

SECTION 3.5.  REMOVAL. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon.

SECTION 3.6.  ANNUAL MEETINGS. The Board of Directors may provide by resolution for the time and place of annual meetings of the Board of Directors, without notice other than such resolution.

SECTION 3.7.  REGULAR MEETINGS. The Board of Directors may provide by resolution for the time and place of regular meetings of the Board of Directors, without notice other than such resolution.

SECTION 3.8.  SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the President and Chief Executive Officer or by a majority of the directors. The person(s) calling the meeting may fix the specific time and place of the meeting.

SECTION 3.9.  NOTICE OF MEETING. Notice of any special meeting of the Board of Directors shall be given to each director at the director’s business or residence in writing or by telegram or by telephone communication or by facsimile transmission or by e-mail transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone or by e-mail transmission, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. If by facsimile transmission, the notice shall be deemed adequately delivered if transmitted at least twenty-four hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Article IX hereof. A meeting of the Board of Directors may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, or by electronic transmission, either before or after such meeting.

SECTION 3.10.  WAIVER OF NOTICE. A waiver, in writing signed by the director or delivered by electronic transmission by the director, whether before or after the meeting of the Board of Directors, shall be equivalent to the giving of such notice. Attendance by a director, without objection to the notice, at a meeting of the Board of Directors shall constitute waiver of notice of such meeting.

SECTION 3.11.  TELEPHONE PARTICIPATION. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting of this kind shall constitute presence in person at the meeting.

SECTION 3.12.  QUORUM AND VOTING. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by statute, the Corporation’s Restated Certificate of Incorporation, or these By-laws.

SECTION 3.13.  ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, or by electronic transmission, setting forth the action taken, is signed by all directors.

SECTION 3.14.  COMPENSATION. By resolution of the Board of Directors, a director may be paid a fixed sum, and any expenses, for an annual retainer or for attendance at a meeting of the Board of Directors as set forth in such resolution. No such payment shall preclude a director from receiving compensation for serving the Corporation in any other capacity.

SECTION 3.15.  NOMINATION OF DIRECTORS.

(a)  Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 3.16 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this section.

(b)  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(d)  To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)            as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person or any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, swaps, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such person or any affiliates or associates of such person, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power or pecuniary or economic interest of, such person or such affiliates or associates of such person with respect to shares of stock of the Corporation, (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, as well as other information, in each case, as set forth in a completed and signed written questionnaire completed and signed by the stockholder nominee, which questionnaire shall be provided to the stockholder nominee by the Secretary upon written request to the Secretary, and (5) any additional information as necessary to permit the Board of Directors to determine if each stockholder nominee is independent under applicable rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Applicable Independence Standards”); and

(ii)           as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is being submitted and, if such stockholder or beneficial owner is an entity, as to each control person (1) the name and record address of such stockholder or such beneficial owners or control persons, (2) information with respect to such stockholder or such beneficial owners or control persons as would be provided pursuant to Section 3.15(d)(i)(3)

above, (3) a description of all arrangements or understandings (whether written or oral) between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) a representation that such stockholder will comply with the provisions of Section 3.15(e) in further updating or supplementing any notice of business proposed to be brought before an annual meeting and (6) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)  A stockholder providing notice of any nomination proposed to be made at a meeting of the stockholders pursuant to this Section 3.15 shall further update and supplement such notice if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.15 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at its principal executive offices not later than 5 business days after the record date for determining the stockholders entitled to receive notice of such meeting.

(f)  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section or Section 3.16. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 3.16.  PROXY ACCESS.

(a)  Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.16 and to the extent permitted by applicable law, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by any stockholder or group of no more than 20 stockholders (provided that a group of investment funds under common management and investment control shall be treated as one stockholder) that satisfies the requirements of this Section 3.16 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 3.16 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 3.16.  For purposes of this Section 3.16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning each Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, by these By-laws, by the Corporation’s Restated Certificate of Incorporation or by the listing standards of each principal U.S. securities exchange upon which the common stock of the Corporation is listed and (ii) if the Eligible Stockholder so elects, a written statement (not to exceed 500 words) in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b)  To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation not less than 120 days and not more than 150 prior to the anniversary of the date the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is not more than 30 days earlier or later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

(c)  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.16 with respect to such annual meeting (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%, but not less than one.  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of the stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 3.16 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any Stockholder Nominee who is subsequently withdrawn, (ii) any Stockholder Nominee whom the Board of Directors decides to nominate for election to the Board of Directors and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials.  In the event the total number of Stockholder Nominees exceeds the maximum number of Stockholder Nominees provided for in this Section 3.16, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 3.16 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder has been selected, the selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected by each Eligible Stockholder in accordance with this Section 3.16 will be the only Stockholder Nominees entitled to be included in the Corporation’s proxy materials and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section 3.16), no other Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for election pursuant to this Section 3.16.

(d)  In order to make a nomination pursuant to this Section 3.16, an Eligible Stockholder must have owned (as defined below) at least 3% of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 3.16 and the record date for determining the stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting.  For purposes of this Section 3.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity to profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in a transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.  For purposes of this Section 3.16, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term under the General Rules and Regulations of the Exchange Act.

(e)  Within the time period specified in this Section 3.16 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

(i)            one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, one or more written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii)           a copy of Schedule 14N that has been filed or to be filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)          the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 3.15 of these By-laws (including the written consent of each Stockholder Nominee to being named as a nominee and to serve as a director if elected);

(iv)          a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (2) will continue to hold the Required Shares through the date of the annual meeting, (3) has not nominated and will not nominate for election for the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 3.16, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (5) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (6) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (7) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(v)           an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.16; and

(vi)          an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures.

(f)  In addition to the information required pursuant to Section 3.16(e) or any other provision of these By-laws, the Corporation also may require each Stockholder Nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Applicable Independence Standards, (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.

(g)  In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h)  Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 3.16, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.15 of these By-laws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-laws, the Corporation’s Restated Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, (viii) if the Eligible Stockholder or the applicable Stockholder Nominee has breached any of their obligations under the these By-laws, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 3.16.

(i)  Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 3.16, as determined by the Board of Directors or the chairman of the meeting or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear in person at the meeting of stockholders to present any nomination pursuant to this Section 3.16.

(j)  Whenever the Eligible Stockholder consists of a group of more than one stockholder, (i) each provision in this Section 3.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, (ii) a breach of any obligation, agreement or representation under this Section 3.16 by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.16 (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 3.16(d) hereof) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.  No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.

(k)  Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.16 for the next two annual meetings. For the avoidance of doubt, this Section 3.16(k) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3.15 of these By-laws.

ARTICLE IV.
BOARD COMMITTEES

SECTION 4.1.  FORMATION OF COMMITTEES. The Board of Directors by resolution may create committees, each consisting of one or more directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. Four committees have previously been formed: the compensation committee, the audit committee, the nominating and governance committee and the classified business and security committee.

SECTION 4.2.  COMPENSATION COMMITTEE. The compensation committee shall have the duties to recommend to the Board of Directors: (a) the base salary or wage ranges of all employees; (b) the amounts and forms of compensation, including fringe benefits and bonuses, as well as stock options and incentive compensation rights that apply or may apply to employees; (c) the adoption and implementation of any new or modified forms of compensation; (d) the suspension, elimination or restriction of any presently existing forms of compensation; and (e) plans concerning the orderly succession of officers and key management personnel. In addition, the compensation committee shall have the duties outlined in its written charter as in effect from time to time and as approved by the Board of Directors and may delegate authority to one or more persons to act on its behalf, whether pursuant to a power of attorney or otherwise, in a manner consistent with the Corporation’s established policies regarding such delegations of authority.

SECTION 4.3.  AUDIT COMMITTEE. None of the members of the audit committee shall be directly involved in the supervision or management of the financial affairs of this Corporation or any of its subsidiaries.

(a)  The books, records, and accounts of the Corporation may be audited periodically by independent public accountants.

(b)  The audit committee shall meet periodically with the staff responsible for the Corporation’s financial and accounting matters to review and discuss the scope of internal accounting procedures and controls then in effect and the extent to which any recommendations made by the independent public accountants or any internal auditors have been implemented.

(c)  The audit committee shall direct and supervise any investigation into any matter brought to its attention within the scope of its duties which it believes is necessary. The audit committee may retain outside consultants in connection with any such investigation.

(d)  The audit committee shall monitor business practices of the Corporation as set forth in the written policies of the Corporation, such as compliance with antitrust policies and other policies, as directed by the Board of Directors.

(e)  In addition, the audit committee shall have the duties outlined in its written charter as in effect from time to time and as approved by the Board of Directors, and the audit committee may delegate authority to one or more persons to act on its behalf, whether pursuant to a power of attorney or otherwise, in a manner consistent with the Corporation’s established policies regarding such delegations of authority.

SECTION 4.4.  NOMINATING AND GOVERNANCE COMMITTEE. The nominating and governance committee shall have the duties to: (a) consider and make recommendations to the Board of Directors concerning the appropriate size, functions and policies of the Board of Directors; (b) recommend to the Board of Directors the size and functions of the various committees of the Board of Directors; and (c) recommend to the Board of Directors corporate governance principles for the Corporation. In addition, the nominating and governance committee shall have the duties outlined in its written charter as in effect from time to time and as approved by the Board of Directors and may delegate authority to one or more persons to act on its behalf, whether pursuant to a power of attorney or otherwise, in a manner consistent with the Corporation’s established policies regarding such delegations of authority.

SECTION 4.5.  CLASSIFIED BUSINESS AND SECURITY COMMITTEE. The classified business and security committee shall have the duties to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information, including the exercise of appropriate oversight and monitoring of the Corporation’s operations to ensure that such protective measures are effectively maintained and implemented. In addition, the classified business and security committee shall have the duties outlined in its written charter as in effect from time to time and as approved by the Board of Directors and may delegate authority to one or more persons to act on its behalf, whether pursuant to a power of attorney or otherwise, in a manner and consistent with the Corporation’s established policies regarding such delegations of authority.

SECTION 4.6.  LIMITATIONS ON POWERS. Limitations on the powers of committees of the Board of Directors shall be governed by Section 141(c)(2) of the Delaware General Corporation Law. In addition, no committee shall act contrary to a fundamental policy or method of conducting the business of the Corporation. No committee shall have the specific powers conferred upon any other committee by these By-laws.

SECTION 4.7.  GENERAL. Any committee member may be removed by the Board of Directors at any time without cause. The Board of Directors may designate a chair of a committee. The following provisions of the By-laws, which are applicable to the Board of Directors, shall also govern each Board of Directors committee: Section 3.4 (vacancies), Section 3.10 (waiver of notice), Section 3.11 (telephone participation), Section 3.12 (quorum and voting), and Section 3.13 (action without a meeting). Each committee may adopt its own rules of procedure and such rules may govern the call, time, place, and notice of meetings. Each committee may keep appropriate minutes of such proceedings and shall report all significant actions at regular meetings of the Board of Directors.

ARTICLE V.
OFFICERS

SECTION 5.1.  NUMBER. The officers of the Corporation shall include a President (which may be combined with the Chief Executive Officer) and a Secretary. The Board of Directors may elect additional officers and appoint agents as it determines necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors in its discretion may also elect a Chairman of the Board .

SECTION 5.2.  ELECTION AND QUALIFICATION. The President and Secretary shall be elected at the annual meeting of the Board of Directors. Other officers may be elected by the Board of Directors from time to time. The Chairman of the Board, if any, shall be a director of the Corporation, and should he or she cease to be a director, he or she shall IPSO FACTO cease to be such officer.

SECTION 5.3.  TERM. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.  Should any officer who is a full time employee of the Corporation or one of its subsidiaries cease to be such an employee, he or she shall IPSO FACTO cease to be an officer of the Corporation.

SECTION 5.4.  REMOVAL. Any officer elected by the Board of Directors may be removed by a majority of the members of the whole Board of Directors whenever, in their judgment, the best interest of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract, under an employee deferred compensation plan or otherwise as provided in any other agreement with such officer or pursuant to the terms of a compensation plan or practice that is applicable to that officer.

SECTION 5.5.  VACANCY. Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5.6.  CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors at which he or she shall be present, and shall have such power and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

SECTION 5.7.  PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board, or upon motion of the Board of Directors, at meetings of the Board of Directors. The President and Chief Executive Officer shall have the power to call special meetings of the stockholders or of the Board of Directors at any time. The President and Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have the responsibility for the general direction of the business, affairs and property of the Corporation, and of its several officers and shall have and exercise all such powers and discharge such duties as usually pertain thereto. The President and Chief Executive Officer shall perform such duties as are incident to the office of President for a Delaware corporation, or as may from time to time be assigned by the Board of Directors, or as are prescribed by these By-laws.

SECTION 5.8.  VICE PRESIDENTS. The Vice Presidents, if any, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President and Chief Executive Officer or in the President and Chief Executive Officer’s absence, or in case of the President and Chief Executive Officer’s inability to perform his or her duties from any cause, perform the duties of the President and Chief Executive Officer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President and Chief Executive Officer. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors or the President and Chief Executive Officer, and the Board of Directors may determine the order of priority among them. For purposes of these By-laws, Vice Presidents shall include any officer with the title Vice President along with any modifier, including, without limitation Executive, Group or Senior.

SECTION 5.9.  SECRETARY. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to the Secretary by the Board of Directors, or as are prescribed by these By-laws. In addition, the Board of Directors may elect one or more Assistant Secretaries, and any Assistant Secretary shall perform such duties as may be assigned to them by the Secretary.

SECTION 5.10.  TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to the Treasurer by the Board of Directors. In addition, the Board of Directors may elect one or more Assistant Treasurers, and any Assistant Treasurer shall perform such duties as may be assigned to them by the Treasurer.

SECTION 5.11.  COMPENSATION. The compensation of the President and Chief Executive Officer as well as those officers who report directly to the President and Chief Executive Officer or are otherwise determined by the Board of Directors to be an “executive officer” as defined by the Securities Exchange Act of 1934, as amended for purposes of Section 16(a) of that act shall be fixed by the Board of Directors. An officer who is also a director may be compensated in both capacities.

SECTION 5.12.  BONDING. Any officer, agent or employee of the Corporation, if so required by the Board of Directors, shall be bonded for the faithful performance of his or her duties, with such penalties, conditions and security as the Board of Directors may require.

ARTICLE VI.
STOCK

SECTION 6.1.  STOCK CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board or the Chief Executive Officer and President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.

SECTION 6.2.  TRANSFER OF STOCK. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate. However, the requirements of any applicable stock transfer restriction agreement must also be satisfied.

SECTION 6.3.  LOST CERTIFICATES. The Corporation shall issue a new stock certificate in place of a certificate previously issued, if the holder: (a) claims by affidavit that the certificate has been lost, destroyed, or stolen; and (b) gives the Corporation a bond or other indemnity as the directors determine appropriate.

SECTION 6.4.  REGISTERED STOCKHOLDERS. The person in whose name shares are registered in the Corporation’s stock ledger shall be deemed by the Corporation to be the owner of those shares for all purposes. The Corporation shall not be required to recognize any equitable or other claim or interest in such shares by any other person, whether or not it has actual or other notice of such claim.

ARTICLE VII.
MISCELLANEOUS

SECTION 7.1.  SEAL. The corporate seal shall contain the name of the Corporation as well as the words “Corporate Seal” and “Delaware”.

SECTION 7.2.  FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 7.3.  CONTRACTS, ETC. The directors shall determine by resolution which persons shall be empowered to sign contracts, bids, proposals, certificates and other instruments of the Corporation. Such authority may be general or confined to specific instances.

SECTION 7.4.  CHECKS, ETC. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 7.5.  DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s Restated Certificate of Incorporation, may be declared by the Board of Directors or a committee of the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

SECTION 7.6.  RESERVES. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

SECTION 7.7.  VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and President or any Vice President shall have full power on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any other corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting.

SECTION 7.8.  FORUM FOR ADJUDICATION OF DISPUTES.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Corporation’s Restated Certificate of Incorporation or these By-laws (in each case, as may be amended from time to time); or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware), subject to the court’s having personal jurisdiction over the indispensable parties named therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed (i) to have notice of and consented to the provisions of this Section 7.8, (ii) to consent to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Section 7.8 with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section 7.8 and (iii) to consent to having service of process made upon such person or entity in any proceeding by service upon such person’s or entity’s counsel in such proceeding for such person or entity.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Notwithstanding anything to the contrary provided herein, unless the provisions of this Section 7.8 are ratified at the Corporation’s 2016 annual meeting of stockholders by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, this Section 7.8 shall, immediately after the certification of the election results, be null and void and of no further effect with respect to actions initiated after the date of such meeting.

ARTICLE VIII.
INDEMNIFICATION

SECTION 8.1.  NON-DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

SECTION 8.2.  DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 8.3.  EXTENT OF INDEMNIFICATION. To the extent that a present or former director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 or 8.2 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 8.4.  APPROVAL OF INDEMNIFICATION. Any indemnification under Section 8.1 or 8.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or 8.2 above. Such determination shall be made (a) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the affirmative vote of the holders of 51% of the outstanding shares of Common Stock of the Corporation.

SECTION 8.5.  ADVANCES. Expenses (including attorneys’ fees) incurred by a director, officer, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 8.6.  NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8.7.  INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 8.7 or under the provisions of any applicable law or regulation.

SECTION 8.8.  AMENDMENTS. Any repeal or modification of this Article VIII will only be prospective and will not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE IX.
AMENDMENTS

SECTION 9.1.  These By-laws may be repealed, altered, amended or rescinded and new by-laws may be adopted by the majority vote of the Board of Directors or by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

Dated: February 24, 2016